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                                                                     EXHIBIT 5.1

May  16, 2001

GlobalSCAPE, Inc.
6000 Northwest Boulevard, Suite 101
San Antonio, Texas 78249

Re: GlobalSCAPE, Inc. Registration Statement on Form S-8 (the "Registration Statement")

Ladies and Gentlemen:

         I have acted as counsel to GlobalSCAPE, Inc., a Delaware corporation, ("GlobalSCAPE") in connection with the registration of 3,660,000 shares of common stock of GlobalSCAPE (the "Shares") on Form S-8. The Shares are issuable upon exercise of options ("Options") granted under the GlobalSCAPE, Inc. 2000 Stock Option Plan (the "Plan"). I am furnishing this opinion in accordance with the requirements of Item 8(a) of Form S-8.

         I have reviewed those questions of law and that portion of GlobalSCAPE's records as I deemed necessary to provide this opinion. Based on the assumptions listed below, I am of the opinion that the Shares, when issued in accordance with the terms of the Plan and the terms of the grants of the Options, will be duly authorized, validly issued, fully paid and nonassessable:

         1.   The Options will be exercised in accordance with applicable law;

         2. At the time of the exercise of the Options, GlobalSCAPE will have sufficient authorized and unissued shares of common stock available for issuance;

         3. The Shares will be evidenced by appropriate certificates properly executed and delivered;

         4. The Options have been or will be granted in accordance with the terms of the Plan;

         I consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provision of any state securities laws or regulations.

                                            Very truly yours,

                                            /s/ Alice L. King
                                            Alice L. King
                                            General Counsel
                                            GlobalSCAPE, Inc.